Exhibit 99.6

CONSENT OF CASSEL SALPETER & CO., LLC

Larkspur Health Acquisition Corp.

217 W. Main St.

Somerville NJ 08876

Attention: The Board of Directors

RE:	Proxy Statement / Prospectus of Larkspur Health Acquisition Corp. (“Larkspur”), which forms part of the Registration Statement on Form S-4 of Larkspur (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 14, 2022, to the Board of Directors of Larkspur as Annex G to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS – Opinion of Financial Advisor to Larkspur”, “THE BUSINESS COMBINATION AGREEMENT – Background of the Business Combination”, “THE BUSINESS COMBINATION AGREEMENT – Recommendation of the Larkspur Health Acquisition Corp. Board and Reasons for the Business Combination” and “THE BUSINESS COMBINATION AGREEMENT – Opinion of Cassel Salpeter & Co., LLC.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated:	August 12, 2022

/s/ Cassel Salpeter & Co., LLC